Exhibit 99.1

Digagogo Ventures Corp. Announces Appointment of Shane Macaulay

to Advisory Board

DETROIT, MI--(Marketwire -07/29/11)- Digagogo Ventures Corp. ("Digagogo" or the "Company") (OTC.BB: DOGO), a provider of information and communications technology, is pleased to announce the appointment of Mr. Shane Macaulay to serve as a member of the Advisory Board, effective July 24 2011.

Mr. Macaulay, who currently serves as CEO of Security Objectives Inc., is an IT Security Specialist with extensive knowledge of software based security platforms, which are supported by UNIX, Microsoft and Linux Operating Systems. He has contributed to the security community through publication of various papers, books and revolutionary technical applications. Over the years, Mr. Macaulay has founded a number of compiler bugs (native and managed), one of which was used to win the non-obvious source code backdoor contest in Defcon 2010. At the 6th Annual IEEE SMC Information Assurance Workshop (IAW), hosted by the Information Technology and Operations Center of the United States Military Academy, Mr. Macaulay presented his journal entry titled, "Attacking Automatic Wireless Network Selection," which was subsequently published in 2005.

Additionally, Mr. Macaulay has co-authored several books on the hacker mentality titled, "Know your Enemy," published by Addison-Wesley and "Hack Proofing Your Network: Second Edition," published by Syngress publishing. This book details many advanced network security methods including exploiting buffer overflows, IDS evasion and cryptography. Mr. Macaulay is an avid public speaker who frequently participates and speaks at key industry conferences including American Academy of Forensic Scientists, Microsoft Bluehat, CanSecWest, Blackhat briefings, DefCon and SANS.

Fernando Londe, CEO and Chairman of Digagogo, commented on the recent appointment of Mr. Macaulay, "As a recognized leader in the technology industry, he has been extremely influential in his roles, not only in leadership in technology ecosystems but also in the role of communities and social media. We are proud to have him join the Digagogo Advisory Board, and know his strong background and high level tech experience will have a tremendous impact on our business."

Mr. Macaulay stated, "I am pleased to join a growing start-up company like Digagogo. I have had the opportunity to hear about the Company for several months and have been impressed with its pace of innovation and the tangible impact its solutions will have on households and community businesses. I look forward to supporting the leadership as they embark on their next stage of growth."

About Mr. Macaulay:

Mr. Macaulay is an alumni member of the international security group, The Honeynet Project. The primary objective of its members is to study Blackhat techniques and methods in order to gain an understanding of their typical patterns. The group is hosted at http://www.honeynet.org. The tools, techniques and papers that the group produces further the overall security awareness of the community while advancing the state of defensive countermeasures.

About Digagogo Ventures Corp.:

The Company is developing a digital sales and distribution network designed to connect households together and enable individuals to buy or sell items within a local community. The Company believes that this can be achieved by harnessing the power of local group buying and instantaneous knowledge of supply and demand within that community.

Forward-Looking Statements:

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "optimizing," "potential," "anticipate," "goal," "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Digagogo filings with the Securities and Exchange Commission.

Contact:

Digagogo Ventures Corp.

Investor Relations

Email Contact

US - 1 800 249 7621

1 800 249 7621

UK - +44 020 3004 8076

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